SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2010 (May 17, 2010)

Global Resource Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50944	84-1565820
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

1000 Atrium Way, Suite 100 Mount Laurel, New Jersey 08054
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (856) 767-5665

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

On May 17, 2010, Global Resource Corporation (the “Company”) engaged Cherry Bekaert & Holland LLP (“Cherry Bekaert”) as its new independent public accounting firm.  The engagement of Cherry Bekaert was approved by the audit committee of the Company’s board of directors. During the two most recent fiscal years and the interim period preceding the engagement of Cherry Bekaert, the Company has not consulted with Cherry Bekaert regarding either: (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Cherry Bekaert or (iii) any other matter that was the subject of disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 8.01 Other Events.

The Company is currently in the process of preparing its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “Annual Report”), its Quarterly Report on Form 10-Q for the first fiscal quarter ended March 31, 2010 (the “First Quarter 10-Q”) and a further amendment to its Registration Statement on Form S-1 (SEC File Number 333-149199) (the “S-1 Amendment”).  As reported in Item 4.01 above, the Company has engaged new auditors who have begun the audit process of the Company's financial statements for the fiscal year ended December 31, 2009 and will review the Company's financial statements for the first quarter ended March 31, 2010.  The Company expects to file the Annual Report, the First Quarter 10-Q and the S-1 Amendment as soon as reasonably possible after the completion of the audit and review.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Resource Corporation

Dated: May 21, 2010	By:	/s/ Ken Kinsella
Ken Kinsella
Chief Executive Officer